Exhibit 1.1

22,000,000 Shares

Social Capital Suvretta Holdings Corp. IV

UNDERWRITING AGREEMENT

June 29, 2021

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representative of the Underwriters

listed in Schedule I to the Agreement

Dear Ladies and Gentlemen:

1. Introductory. Social Capital Suvretta Holdings Corp. IV, a Cayman Islands exempted company (the “Company”), agrees with the underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, to issue and sell to the Underwriters 22,000,000 Class A ordinary shares, par value $0.0001 per share, of the Company (said shares to be issued and sold by the Company being hereinafter called the “Firm Securities”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 3,300,000 additional Class A ordinary shares of the Company to cover over-allotments (the “Optional Securities”), if any, as set forth below. The Firm Securities and the Optional Securities are herein collectively referred to as the “Offered Securities.” Certain capitalized terms used herein and not otherwise defined are defined in Section 23 to this agreement (this “Agreement”). As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses involving the Company.

Pursuant to the securities subscription agreement, dated as of March 2, 2021, as amended and restated on May 24, 2021 (the “Securities Subscription Agreement”), by and between the Company and SCS Sponsor IV LLC, a Cayman Islands limited liability company (the “Sponsor”), the Company issued to the Sponsor an aggregate of 5,750,000 Class B ordinary shares, par value $0.0001 per share, of the Company (such shares, as well as the Class A ordinary shares issuable upon conversion thereof, where applicable, the “Founder Shares”) for an aggregate purchase price of $25,000. On June 29, 2021, the Company approved a share capitalization resulting in an aggregate of 6,325,000 Founder Shares outstanding as of the date thereof. Up to 825,000 of the Founder Shares are subject to forfeiture depending on the extent to which the Underwriters’ over-allotment option is exercised. The Founder Shares are substantially similar to the Offered Securities except as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

The Company has issued a non-interest bearing, unsecured amended and restated promissory note, for an aggregate amount of $300,000, to the Sponsor, in substantially the form filed as Exhibit 10.1 to the Registration Statement (the “Promissory Note”), payable on the earlier to occur of December 31, 2021 and the Closing Date (as defined herein).

The Company has entered into a private placement shares purchase agreement, dated as of the date hereof (the “Private Placement Shares Purchase Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.6 to the Registration Statement, pursuant to which the Sponsor has agreed to purchase an aggregate of 640,000 Class A ordinary shares (the “Private Placement Shares”), at a price of $10.00 per Private Placement Share. The Private Placement Shares are substantially similar to the Offered Securities, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

The Company has entered into an investment management trust agreement, dated as of the date hereof (the “Trust Agreement”), with Continental Stock Transfer & Trust Company (“CST”), as trustee (the “Trustee”), in substantially the form filed as Exhibit 10.3 to the Registration Statement, pursuant to which certain of the proceeds from the sale of the Private Placement Shares and the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Firm Securities and the Optional Securities, if and when issued.

The Company has entered into a registration rights agreement, dated as of the date hereof (the “Registration Rights Agreement”), with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.4 to the Registration Statement, pursuant to which the Company has granted certain registration rights in respect of the Private Placement Shares, the Founder Shares and underlying Class A ordinary shares, and the Class A ordinary shares (which will be substantially similar to the Private Placement Shares) that may be issued to the Sponsor or its affiliates upon conversion of certain working capital loans, if any.

The Company has caused to be duly executed and delivered a letter agreement, dated as of the date hereof (the “Letter Agreement”), by and among the Sponsor and each of the Company’s officers, directors and director nominees, in substantially the form filed as Exhibit 10.2 to the Registration Statement.

The Company has entered into an administrative services agreement, dated as of the date hereof (the “Administrative Services Agreement”), with an affiliate of the Sponsor, in substantially the form filed as Exhibit 10.8 to the Registration Statement, pursuant to which the Company will pay to such affiliate of the Sponsor an aggregate monthly fee of $10,000 for certain office space, administrative and support services.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

(a) Filing and Effectiveness of Registration Statement. The Company has prepared and filed with the Commission the Registration Statement (File No. 333-256727) on Form S-1, including the related Preliminary Prospectus, for registration under the Act of the offering and sale of the Offered Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company has filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to the Representative. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Representative, prior to the Execution Time, will be included or made therein. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

(b) Compliance with Securities Act Requirements. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Optional Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the Applicable Time and on the Closing Date and any Settlement Date, any individual Written Testing-the-Waters Communication (as defined herein) did not conflict with the information contained in the Registration Statement or the Statutory Prospectus, and complied in all material respects with the Act; as of the Applicable Time and on the Closing Date and any Settlement Date, each “road show” as defined in Rule 433(h) of the Act and any individual Written Testing-the-Waters Communication, in each case, when considered together with the Statutory Prospectus, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and each Settlement Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 8(b) hereof.

(c) Statutory Prospectus. The Statutory Prospectus, as of the Applicable Time and on the Closing Date and any Settlement Date, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 8(b) hereof.

(d) Listing. The Company has filed with the Commission a registration statement on Form 8-A (File No. 001-40561) providing for the registration under the Exchange Act of the Offered Securities, which registration is currently effective on the date hereof. The Offered Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The Nasdaq Capital Market (“Nasdaq”), and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(e) No Stop Order. The Commission has not issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(f) Ineligible Issuer Status. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405).

(g) Free Writing Prospectuses. The Company has not prepared or used a Free Writing Prospectus.

(h) Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Statutory Prospectus and the Prospectus and to enter into this Agreement, the Securities Subscription Agreement, the Promissory Note, the Private Placement Shares Purchase Agreement, the Trust Agreement, the Registration Rights Agreement, the Letter Agreement, and the Administrative Services Agreement and to carry out the transactions contemplated hereby and thereby, and, except where failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below), is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(i) Disclosure. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Principal Shareholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(j) Capitalization. The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus.

(k) Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the issued and outstanding securities of the Company were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements. The holders of issued and outstanding ordinary shares of the Company are not entitled to preemptive or other rights to subscribe for the Offered Securities; and, except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, ordinary shares or other ownership interests in the Company are outstanding.

(l) Offered Securities. The Offered Securities have been duly authorized and when issued and delivered against payment by the Underwriters pursuant to this Agreement and registered in the Company’s register of members, will be validly issued, fully paid and non-assessable. The Offered Securities are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(m) [Reserved].

(n) [Reserved].

(o) [Reserved].

(p) Registration Rights. Except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(q) Sales to Affiliates. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(r) Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Offered Securities pursuant to the Registration Statement.

(s) Founder Shares. The issued and outstanding Founder Shares are duly authorized, validly issued, fully paid and non-assessable.

(t) Private Placement Shares. The Private Placement Shares have been duly authorized and when issued, delivered and registered in the Company’s register of members, will be validly issued, fully paid and non-assessable.

(u) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v) Trust Agreement. The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(w) [Reserved].

(x) Securities Subscription Agreement. The Securities Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y) Private Placement Shares Purchase Agreement. The Private Placement Shares Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(aa) Letter Agreement. The Letter Agreement executed by the Company, the Sponsor and each executive officer, director and director nominee of the Company, has been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb) Administrative Services Agreement. The Administrative Services Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the Private Placement Shares and the application of the proceeds thereof as described in the Registration Statement, the Statutory Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(dd) Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Securities Subscription Agreement, the Promissory Note, the Private Placement Shares Purchase Agreement, the Trust Agreement, the Registration Rights Agreement, the Letter Agreement or the Administrative Services Agreement, except for the registration under the Act and the Exchange Act of the Offered Securities and such as may be required under state securities or blue sky laws of any jurisdiction, in connection with the purchase and distribution of the Offered Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Statutory Prospectus and the Prospectus.

(ee) Absence of Existing Defaults. The Company is not in violation or default of (i) any provision of its Amended and Restated Memorandum and Articles of Association, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any (x) statute, law, rule, regulation, or (y) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company; except in the case of clauses (ii) and (iii)

above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(ff) Absence of Defaults and Conflicts Resulting From Transaction. Neither the issue and sale of the Offered Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Securities Subscription Agreement, the Promissory Note, the Private Placement Shares Purchase Agreement, the Trust Agreement, the Registration Rights Agreement, the Letter Agreement or the Administrative Services Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Amended and Restated Memorandum and Articles of Association of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which the Company’s property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties.

(gg) Registration Rights under the Registration Statement. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(hh) Financial Statements. The historical financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(ii) Litigation. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Sponsor, or, to the Company’s knowledge, any officer, or director of the Company, or the property of any of them is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(jj) Properties. The Company owns, leases or otherwise has access to all such properties as are necessary to the conduct of its operations as presently conducted.

(kk) Independent Auditors. Marcum LLP (“Marcum”), who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement, Statutory Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder.

(ll) Disclosure Controls and Procedures. The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act to the extent required by such rule).

(mm) Internal Controls. The Company is not aware of (i) any material weakness in internal control over financial reporting or (ii) any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(nn) Compliance with Exchange Rules. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the requirements of Nasdaq. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, subject to applicable phase-in rules and other exceptions, all other applicable provisions of Nasdaq’s corporate governance requirements, as set forth in Nasdaq’s listing standards.

(oo) Taxes. There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of the Cayman Islands, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Offered Securities.

(pp) Filing of Tax Returns. The Company has filed all necessary U.S. federal, state, local and non-U.S. tax returns, and has paid all taxes shown as due thereon (other than those being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP), except where failure to so file or pay would not reasonably be expected to have a Material Adverse Effect and except as otherwise set forth in or contemplated in the Registration Statement, Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(qq) Possession of Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(rr) Anti-Corruption Laws. None of the Company, the Sponsor, any non-independent director or officer, or, to the Company’s knowledge, any independent director nominee, agent, employee, affiliate or other person associated with or acting on behalf of the Company: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any director, director nominee, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company is subject, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company, the Sponsor, any non-independent director or officer, and, to the knowledge of the Company, the Company’s director nominees, agents, employees and affiliates have each conducted the business of the Company and their own businesses on behalf of the Company in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the Offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(ss) Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(tt) Economic Sanctions. None of the Company, the Sponsor, any non-independent director or officer or, to the knowledge of the Company, any independent director or director nominee, agent, affiliate or representative of the Company is an individual or entity that is, or is owned or controlled by, one or more persons or entities that are subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund or facilitate any activities or business of or with any person or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or in any other manner that will result in a violation of Sanctions by any person or entity (including any person or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise). The Company has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(uu) Lending Relationships; Use of Proceeds. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(vv) Questionnaires. All information contained in the questionnaires (the “Questionnaires”) completed by the Company and the Sponsor and, to the knowledge of the Company, the Company’s officers, directors and director nominees and provided to the Underwriters is true and correct in all material respects.

(ww) Acquisition Target Not Selected. Prior to the date hereof, the Company has not selected any business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

(xx) No Finder’s or Similar Fees. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company, the Sponsor or any officer, director or director nominee of the Company with respect to the sale of the Offered Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any such officer, director or director nominee of the Company, or their respective affiliates, that may affect the Underwriter’s compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(yy) Absence of Certain Fees. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other item that would be “underwriting compensation” pursuant to Supplementary Material .01 of Rule 5110(c)(3) of the FINRA Manual): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the FINRA Review Period, as defined in Rule 5110(j)(20) of the FINRA Manual, other than payments to the Underwriters pursuant to this Agreement.

(zz) Investment Banking Services. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the initial confidential submission of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(aaa) FINRA Membership of Affiliates. Except as disclosed in the FINRA Questionnaires provided to the Representative, to the Company’s knowledge, no officer, director, director nominee or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(bbb) Ownership of FINRA Member Securities. Except as disclosed in the FINRA Questionnaires provided to the Representative, to the Company’s knowledge, no Company Affiliate is an owner of stock or other securities of any Member (other than securities purchased on the open market).

(ccc) [Reserved].

(ddd) Proceeds; Payment to FINRA Members. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Offered Securities (excluding underwriting compensation as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(eee) Issuance of Securities to Underwriters. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a “participating member,” as defined in Rule 5110(j)(15) of the FINRA Manual, in the Offering within the 180-day period prior to the initial confidential submission date of the Registration Statement.

(fff) FINRA Association of Company Affiliates. Except for the issuance of securities to the Sponsor, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial confidential submission date of the Registration Statement has any affiliation or association with any Member.

(ggg) Conflicts of Interest. No Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary. As used herein, the term “Member intending to participate in the Offering” includes any associated person of a Member that is participating in the Offering, any members of such associated person’s immediate family, and any affiliate of a Member that is participating in the Offering.

(hhh) Non-Compete/Non-Solicitation. To the Company’s knowledge, none of the Sponsor, directors or officers of the Company is subject to a noncompetition agreement or non-solicitation agreement with any employer or prior employer that could materially affect its, his or her ability to be and act in the capacity of shareholder, officer or director of the Company, as applicable.

(iii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(jjj) Company Ownership of Other Entities. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(kkk) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Statutory Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members, except as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any officer, director or director nominee of the Company.

(lll) Absence of Unlawful Influence. The Company has not offered, or caused the Underwriters to offer, the Offered Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(mmm) Applicability of Rule 419. Upon delivery and payment for the Offered Securities on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(nnn) Emerging Growth Company and Smaller Reporting Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Act. As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act.

(ooo) Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that the Company reasonably believes are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(ppp) Payments in Foreign Currency. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, under current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars or Cayman Islands dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any taxing authority thereof or therein.

(qqq) Enforcement in the Cayman Islands.

(i) It is not necessary under the laws of the Cayman Islands (1) to enable the Underwriters to enforce their rights under this Agreement provided that they are not otherwise engaged in business in the Cayman Islands, or (2) solely by reason of the execution, delivery or consummation of this Agreement, for the Underwriters to be qualified or entitled to carry out business in the Cayman Islands.

(ii) This Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement.

(iii) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands.

Any certificate signed by any officer or director of the Company and delivered to the Representative or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriters.

3. Purchase and Sale (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Company, at a purchase price of $9.80 per share, the amount of the Firm Securities set forth opposite the Underwriters’ name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriters to purchase up to 3,300,000 Optional Securities at $10.00 per Ordinary Share. Said option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Representative to the Company setting forth the number of Optional Securities as to which the Underwriters are exercising the option and the Settlement Date.

(c) In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 3(a) of this Agreement, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per share of Firm Securities purchased hereunder (the “Deferred Discount”). The Deferred Discount will be paid directly to the Representative, on behalf of the Underwriters, by the Trustee from amounts on deposit in the Trust Account by wire transfer payable in same-day funds if and when the Company consummates its initial Business Combination. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Company’s Amended and Restated Memorandum and Articles of Association, as amended, and the funds held under the Trust Agreement are distributed to the holders of the Offered Securities sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the Trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis.

4. Delivery and Payment. Delivery of and payment for the Firm Securities and the Optional Securities (if the option provided for in Section 3 hereof shall have been exercised on or before the second (2nd) Business Day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on July 2, 2021, or at such time on such later date not more than three (3) Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company (such date and time of delivery and payment for the Offered Securities being herein called the “Closing Date”). Delivery of the Offered Securities shall be made to the Representative for the account of the Underwriters against payment by the Underwriters through the Representative of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 4. Delivery of the Firm Securities and the Optional Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

(a) Payment for the Firm Securities shall be made as follows: $215,600,000 of the net proceeds for the Firm Securities (including $7,700,000 of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds from the sale of the Private Placement Shares in order for the Trust Account to equal the product of the number of Firm Securities sold and the public offering price per Firm Security as set forth on the cover of the Prospectus upon delivery to the Representative of the Firm Securities through the facilities of DTC or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Firm Securities, in each case for the account of the Underwriters. The Firm Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Firm Securities for delivery, at least one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Representative for all the Firm Securities.

(b) Payment for the Optional Securities shall be made as follows: $10.00 per Optional Security shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement upon delivery to the Representative of the Optional Securities through the facilities of DTC or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Optional Securities (or through the facilities of DTC) for the account of the Underwriters. The Optional Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Settlement Date of such Optional Securities. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Optional Securities for delivery, at least one (1) Business Day prior to the Settlement Date of such Optional Securities. The Company shall not be obligated to sell or deliver the Optional Securities except upon tender of payment by the Representative for all the Optional Securities.

If the option provided for in Section 3 hereof is exercised after the second (2nd) Business Day prior to the Closing Date, the Company will deliver the Optional Securities (at the expense of the Company) to the Representative, at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, on the date specified by the Representative (which shall be at least two (2) Business Days after exercise of said option) for the account of the Underwriters, against payment by the Underwriters through the Representative of the purchase price thereof to the Trust Account as described above in Section 4(b). If settlement for the Optional Securities occurs after the Closing Date, the Company will deliver to the Representative on the Settlement Date of such Optional Securities, and the obligation of the Underwriters to purchase such Optional Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

5. Offering by Underwriters. It is understood that the Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus (the “Offering”).

6. Certain Agreements of the Company. The Company agrees with the Underwriters that:

(a) Prior to the termination of the Offering, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representative with a copy for its review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Representative reasonably objects. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared or become effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as the Representative may reasonably request.

(c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event or development occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representative in such quantities as the Representative may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will not make any offer relating to the Offered Securities that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

(f) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriters a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(g) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the initial resale thereof by the Underwriters and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made free and clear of any withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(h) The Company will not, without the prior written consent of the Representative, (x) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Class A ordinary shares of the Company or any securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares of the Company or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the foregoing shall not apply to the forfeiture of a portion of the Founder Shares pursuant to their terms or any transfer of Founder Shares to any current or future independent director of the Company (provided that such current or future independent director transferee is subject to the Letter Agreement or executes an agreement substantially identical to the Letter Agreement, as applicable to directors and officers, at the time of such transfer, and provided further that to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer) and the Company may (1) issue and sell the Private Placement Shares, (2) issue and sell the Optional Securities on exercise of the option provided for in Section 3 hereof, (3) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the securities covered thereby, and (4) issue securities in connection with an initial Business Combination, or (y) release the Sponsor or any officer or director from the 180-day lock-up contained in the Letter Agreement.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Offered Securities under the Exchange Act and the listing of the Offered Securities on Nasdaq; (vi) the printing and delivery of a preliminary blue sky memorandum, any registration or qualification of the Offered Securities for offer and sale under the securities or blue sky laws of the several states and any filings required to be made with FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings, memorandum, registration and qualification in an aggregate amount up to $25,000); (vii) the transportation and other expenses incurred by or on behalf of the Company (and not the Underwriter) in connection with presentations to prospective purchasers of the Offered Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including U.S. and Cayman Islands counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its best efforts to maintain the registration of the Offered Securities (or such other securities into which the Offered Securities may be exchanged in connection with a Business Combination) under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of an initial Business Combination. During such applicable period, the Company will not deregister the Offered Securities under the Exchange Act (except in connection with an exchange pursuant to an initial Business Combination or a going private transaction after the completion of an initial Business Combination) without the prior written consent of the Representative.

(l) The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four (4) Business Days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Current Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 3 hereof, the Company shall promptly, but not later than four (4) Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Optional Securities and its receipt of the proceeds therefrom, unless the receipt of such proceeds are reflected in the Current Report on Form 8-K referenced in the immediately prior sentence.

(m) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Offered Securities cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Quarterly Reports on Form 10-Q and the mailing, if any, of quarterly financial information to shareholders.

(n) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Representative, furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representative: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities in their capacities as such; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement. Any registration statements, financial statements, periodic and special reports or other additional documents referred to in the preceding sentence filed or furnished on the Commission’s EDGAR website will be considered furnished for the purposes of this section.

(o) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Offered Securities cease to be publicly traded, the Company shall retain a transfer agent.

(p) In no event will the amounts payable by the Company to the Sponsor for office space, administrative and support services under the Administrative Services Agreement exceed $10,000 per month in the aggregate from the date hereof until the earlier of the date of the consummation of the Business Combination and the Liquidation.

(q) The Company will not consummate an initial Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it, or a committee of independent and disinterested directors, obtains an opinion from an independent investment banking firm that is a member of FINRA, or from another valuation or appraisal firm that regularly renders fairness opinions on the type of target business the Company is seeking to acquire, that such Business Combination is fair to the Company from a financial point of view. Other than as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, or as otherwise contemplated in the proxy statement related to its initial Business Combination, the Company shall not pay the Sponsor or its affiliates or any of the Company’s executive officers, directors or any of their respective affiliates any fees or compensation of any kind for services rendered to the Company prior to, or in connection with, the completion of an initial Business Combination.

(r) The Company will apply the net proceeds from the Offering and the sale of the Private Placement Shares received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(s) For a period of 60 days following the Effective Date, in the event any “participating member,” as defined in Rule 5110(j)(15) of the FINRA Manual, is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representative and its counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(t) The Company shall advise FINRA, the Representative and its counsel if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Offered Securities.

(u) The Company shall cause the proceeds of the Offering and the sale of the Private Placement Shares to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(v) Prior to the earlier of the consummation of the Company’s initial Business Combination and Liquidation, the Company may instruct the Trustee under the Trust Agreement to release from the Trust Account, (i) solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes and (ii) to pay Public Shareholders who properly redeem their Offered Securities in connection with a vote to approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligations to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offered Securities sold in the Offering if the Company does not complete its initial Business Combination within the time period required by the Company’s Amended and Restated Memorandum and Articles of Association or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination and the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(w) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon conversion of the Founder Shares outstanding from time to time.

(x) Prior to the earlier of the consummation of a Business Combination and the Liquidation, the Company shall not issue (other than in replacement for lost, stolen or mutilated certificates) any Class A ordinary shares or any options or other securities convertible into Class A ordinary shares, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Offered Securities on a Business Combination.

(y) Prior to the earlier of the consummation of an initial Business Combination and the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(z) The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(aa) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use commercially reasonable efforts to effect and maintain the listing of the Offered Securities on Nasdaq (or another national securities exchange).

(cc) As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, have taken or shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with Nasdaq’s listing standards (or the rules of such other national securities exchange on which the Offered Securities are listed).

(dd) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Memorandum and Articles of Association.

(ee) The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. The Company may forego obtaining such waivers only if the Company’s management shall have determined that such third party’s engagement would be significantly more beneficial to the Company than any alternative.

(ff) The Company, subject to any applicable provision of the Company’s Amended and Restated Memorandum and Articles of Association, may consummate the initial Business Combination and conduct redemptions of Offered Securities for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Offered Securities held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account, calculated as of two (2) Business Days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Shares and (y) any interest income earned on the funds held in the Trust Account then on deposit in the Trust Account (which interest shall be net of taxes payable), divided by (B) the total number of Offered Securities sold in the Offering (the “Public Shares”) then outstanding. If, however, the Company elects not to file such tender offer documents, a shareholder vote is required by applicable law or stock exchange listing requirement in connection with the initial Business Combination, or the Company decides to hold a shareholder vote for business or other reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor and the directors and officers of the Company have agreed to vote all of their Founder Shares, Private Placement Shares and any other Class A ordinary shares they may acquire during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two (2) Business Days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Shares and (2) any interest income earned on the funds held in the Trust Account then on deposit in the Trust Account (which interest shall be net of any taxes payable), divided by (II) the total number of Offered Securities then outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if the Company receives an ordinary resolution under Cayman Islands law, which requires the affirmative vote of holders of a majority of the Company’s ordinary shares who attend and vote at a general meeting of the Company. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who validly and affirmatively requested (and did not validly withdraw) such redemption. Only Public Shareholders holding Offered Securities who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of ordinary shares of the Company in connection therewith. In the event that the Company does not effect a Business Combination by the time period required by the Company’s Amended and Restated Memorandum and Articles of Association, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) Business Days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Offered Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other ordinary shares of the Company. In the event that the Company proposes any amendment to its Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within the time period required by the Company’s Amended and Restated Memorandum and Articles of Association, or with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, as described in the Company’s Amended and Restated Memorandum and Articles of Association, the Company shall provide to the Public Shareholders the right to redeem their Public Shares in connection with such amendment.

(gg) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were an underwriter in the Offering, the Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representative’s standard policies regarding confidential information.

(hh) Upon the consummation of the initial Business Combination, the Company and the Representative will jointly direct the Trustee to pay the Representative, on behalf of the Underwriters, the Deferred Discount out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within the time period required by the Company’s Amended and Restated Memorandum and Articles of Association, the Deferred Discount will not be paid to the Representative and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(ii) The Company will arrange, in cooperation with the Representative, to qualify the Offered Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction, or would be required to qualify to do business in any jurisdiction where it is not now so qualified. Until the earliest of (i) the date on which the Underwriters shall have ceased to engage in market-making activities in respect of the Offered Securities, (ii) the date on which the Offered Securities are listed on Nasdaq (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the Liquidation, in each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Offered Securities for offering and sale under the securities laws of such jurisdiction.

(jj) If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly (i) notify the Representative so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

(kk) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 6(h) hereof.

(ll) [Reserved].

(mm) Upon the earlier to occur of the expiration and termination of the Underwriter’s over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 825,000 by (b) a fraction, (i) the numerator of which is 3,300,000 minus the number of Optional Securities purchased by the Underwriters upon the exercise of its over-allotment option, and (ii) the denominator of which is 3,300,000. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this subsection.

7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Securities and the Optional Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 4 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.

(b) The Company shall have requested and caused Wachtell, Lipton, Rosen & Katz, counsel for the Company, to have furnished to the Representative its opinions dated the Closing Date and any Settlement Date, as applicable, and addressed to the Representative, in a form reasonably acceptable to the Representative.

(c) The Company shall have requested and caused Maples and Calder, Cayman Islands counsel for the Company, to have furnished to the Representatives its opinions dated the Closing Date and any Settlement Date, as applicable, and addressed to the Representatives, in a form reasonably acceptable to the Representatives.

(d) The Representative shall have received from Ropes & Gray LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any Settlement Date, as applicable, and addressed to the Representative, with respect to the issuance and sale of the Offered Securities, the Registration Statement, the Statutory Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representative a certificate of the Company, signed by its Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, and any Settlement Date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement and each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and each “road show” as defined in Rule 433(h) of the Act used in connection with the Offering, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(f) [Reserved].

(g) The Company shall have requested and caused Marcum to have furnished to the Representative, at the Execution Time and at the Closing Date and any Settlement Date, as applicable, letters, dated respectively as of the Execution Time and as of the Closing Date and any Settlement Date, as applicable, in form and substance satisfactory to the Representative.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(i) Prior to the Closing Date, and any Settlement Date, as applicable, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(j) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(k) The Offered Securities shall be duly listed subject to notice of issuance on Nasdaq, satisfactory evidence of which shall have been provided to the Representative.

(l) On the Effective Date, the Company shall have delivered to the Representative executed copies of the Securities Subscription Agreement, the Private Placement Shares Purchase Agreement, the Trust Agreement, the Letter Agreement, the Registration Rights Agreement and the Administrative Services Agreement.

(m) With respect to the Firm Securities, at least one Business Day prior to the Closing Date, the Company shall have caused proceeds from the sale of the Private Placement Shares to be deposited into the Trust Account such that the cumulative amount deposited into the Trust Account as of the Closing Date shall equal the product of the number of Firm Securities issued in the Offering as of the Closing Date and the public offering price per Firm Security as set forth on the cover of the Prospectus.

(n) No order preventing or suspending the sale of the Offered Securities in any jurisdiction designated by the Representative pursuant to Section 6(ii) hereof shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing.

The documents required to be delivered by this Section 7 shall be delivered electronically, or if by mail, at the office of Ropes & Gray LLP, counsel for the Representative, at Ropes & Gray LLP, 1211 Sixth Ave, New York, New York, 10036, Attention: Paul Tropp, unless otherwise indicated herein, on the Closing Date and any Settlement Date, as applicable.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Underwriters, each person, if any, who controls the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriters within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or Statutory Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representative consists of the information described as such in paragraph (b) below.

(b) The Underwriters agree, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters through the Representative expressly for use in the Registration Statement, the Statutory Prospectus and the Prospectus or any amendment thereto, any issuer free writing prospectus or road show. The Company acknowledges that the following statements set forth in the section entitled “Underwriting” of the Statutory Prospectus and Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus and the Prospectus: (x) the sentence related to the Underwriters’ intention not to make sales to discretionary accounts; and (y) the paragraph related to stabilization, syndicate covering transactions and penalty bids.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriter’s obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Offered Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters, any person controlling the Underwriters or any affiliate of the Underwriters or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or a Settlement Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate number of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Securities set forth opposite the names of all such non defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one ninth of such number of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one tenth of the aggregate number of Firm Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Statutory Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on a Settlement Date, any Underwriter or Underwriters shall fail or refuse to purchase Optional Securities and the aggregate number of Optional Securities with respect to which such default occurs is more than one tenth of the aggregate number of Optional Securities to be purchased on such Settlement Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Optional Securities to be sold on such Settlement Date or (ii) purchase not less than the number of Optional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Offered Securities, if at any time prior to such delivery and payment (i) trading in the Offered Securities shall have been suspended by the Commission, or trading in securities generally on the New York Stock Exchange or Nasdaq (or successor trading market) shall have been suspended or limited or minimum prices shall have been established on such exchange or trading market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services, (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto), (v) since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, there shall have occurred any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (vi) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Representative materially and adversely affects or may materially and adversely affect the business or operations of the Company, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of the Representative has a material adverse effect on the securities markets in the United States.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, directors and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective representatives, officers, directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities. The respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect notwithstanding any termination of this Agreement. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 6 shall also remain in effect.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or delivered and confirmed to the Representative at: Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, or, if sent to the Company, will be mailed or delivered and confirmed to it at 2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV 89052, Attention: Chief Financial Officer with a copy to c/o Suvretta Capital Management, LLC, 540 Madison Avenue, 7th Floor, New York, NY 10022, Attention: General Counsel, and a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, Attention: Raaj S. Narayan.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and director nominees and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Representation of Underwriters. The Representative will act for the Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16. Absence of Fiduciary Relationship. The Company acknowledges that in connection with the offering of the Offered Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Securities.

17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

20. The Company and the Underwriters hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Underwriters irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

21. WAIVER OF JURY TRIAL. THE COMPANY AND THE UNDERWRITER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22. Recognition of the U.S. Special Resolution Regimes.

In the event that the Underwriters that are a Covered Entity become subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriters of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that the Underwriters that are a Covered Entity or a BHC Act Affiliate of the Underwriters become subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriters are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

23. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 5:00 p.m. (New York time) on the date of this Agreement.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Liquidation” shall mean the distributions of the Trust Account to the Public Shareholders in connection with the redemption of Offered Securities held by the Public Shareholders pursuant to the terms of the Company’s Amended and Restated Memorandum and Articles of Association, as amended, if the Company fails to consummate a Business Combination.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 2(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Offered Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statements referred to in paragraph 2(a) above, including exhibits and financial statements and any prospectus and prospectus supplement relating to the Offered Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 172,” “Rule 405,” “Rule 419,” “Rule 424,” “Rule 430A,” “Rule 433,” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Offered Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

“Statutory Prospectus” shall mean (i) the Preliminary Prospectus dated June 25, 2021, relating to the Offered Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                             Very truly yours,

SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. IV
By:	/s/ Chamath Palihapitiya
Name: Chamath Palihapitiya
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. LLC

By:	/s/ Kelly McCarthy
Name: Kelly McCarthy
Title: Vice President

Acting on behalf of itself and as the Representative of the Underwriters.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Securities
Morgan Stanley & Co. LLC	19,800,000
SoFi Securities, LLC	2,200,000
Total	22,000,000

SCHEDULE II

TIME OF DELIVERY INFORMATION

Social Capital Suvretta Holdings Corp. IV priced 22,000,000 Class A ordinary shares (the “Ordinary Shares”), at $10.00 per share, plus an additional 3,300,000 Ordinary Shares if the Underwriters exercises their over-allotment option in full.

The Ordinary Shares will be issued pursuant to an effective registration statement that has been previously filed with the Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Copies of the prospectus related to this offering may be obtained from Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014, or by email at prospectus@morganstanley.com.

SCHEDULE III

SCHEDULE OF WRITTEN TESTING-THE-WATERS COMMUNICATIONS

Reference is made to the materials used in the testing-the-waters presentation made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 under the Securities Act of 1933, as amended.